Delta and Pine Land Company
                                                 P.O. Box 157
                                                 Scott, Mississippi 38772
-------------------------------------------------------------------------------

Contact: Investors                               Media
         Tom Jagodinski                          Jonathan Gasthalter/Amy Cohen
         Delta and Pine Land Company             Citigate Sard Verbinnen
         662-742-4518                            212-687-8080


           DELTA AND PINE LAND COMPANY ANNOUNCES RECORD THIRD QUARTER
                AND NINE-MONTH REVENUES AND RESULTS OF OPERATIONS

 Increases Fiscal 2005 Earnings Guidance To $1.02-$1.11 Per Share, After Certain
                Litigation Expenses of $0.08 to $0.10 Per Share

               Increases Quarterly Dividend 25% To $0.15 Per Share

                   Announces $50 Million Stock Repurchase Plan
                -------------------------------------------------

     SCOTT, MS, July 6, 2005 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for its third quarter and nine months ended May 31, 2005.

     Third Quarter and Nine-Month Results

     After charges of $0.01 per diluted share related to Pharmacia/Monsanto litigation expenses, net earnings for the 2005 third quarter were $0.91 per diluted share, an increase from last year's comparable third quarter net earnings of $0.79 per diluted share. In the prior year third quarter, net earnings were reduced by $0.05 per diluted share for Pharmacia/Monsanto litigation expenses.

     Revenues were $203.3 million in the current year third quarter, compared to $185.6 million recorded in the year-ago quarter. The revenue increase was primarily due to higher sales of premium priced stacked trait varieties and higher trait prices in the domestic segment. Operating expenses increased, largely due to higher research expenses, legal fees and Sarbanes-Oxley compliance costs.

     After charges of $0.06 per diluted share related to Pharmacia/Monsanto litigation expenses, net income for the 2005 nine-month period increased more than 50% to $1.28 per diluted share, compared to net income of $0.85 per diluted share for the same period last year. In the 2004 nine-month period, net income included a reduction of $0.16 per diluted share for Pharmacia/Monsanto litigation expenses.

     Revenues for the 2005 nine-month period increased 18% to $340.6 million, compared to $288.1 million in the prior year period. The revenue increase was primarily the result of higher unit sales of premium priced stacked trait picker varieties, as well as increases in trait fee prices.

     International revenues also increased, primarily due to higher unit sales and prices in Australia and Brazil, coupled with stronger export sales to Greece, Spain and Mexico. Sales at the Company's two joint ventures in China declined, principally due to strong competition from local varieties and reduced cotton plantings. Operating expenses increased, largely as a result of higher research and development expenses related to developing products with new technologies, compensation costs, legal fees and Sarbanes-Oxley compliance costs.

     Tom Jagodinski, President and Chief Executive Officer, said, "We are pleased with grower acceptance of our newer stacked trait cotton varieties and expect DP555 BG/RR and DP444 BG/RR to be the top two selling varieties planted in the U.S. this year. We also have substantial seed production of new products containing Monsanto's second-generation traits, Bollgard II(R) and Roundup Ready(R) Flex, in anticipation of next year's launch of these varieties. Further, we are continuing to take steps to enhance value by returning cash to our shareholders, including the significant dividend increase and additional share repurchase authorization."

     Stock Repurchase Plan

     D&PL also announced that its Board of Directors has authorized a new share repurchase program to buy up to an additional $50 million of the Company's common stock. The Company anticipates that repurchases will be implemented over time through a variety of methods, which generally will include open market purchases. The timing and amount of repurchases under the program will depend on market conditions, legal restrictions and other factors.

     As of June 30, 2005, the Company had purchased approximately 3.1 million shares of its common stock at an aggregate purchase price of $82.6 million in the current fiscal year. Current year repurchases totaled approximately 8% of the Company's issued and outstanding stock as of the beginning of the fiscal year.

     Quarterly Dividend

     The Company also announced that its Board of Directors has declared a dividend of $0.15 per share for the fourth quarter, an increase of 25% over the third quarter dividend. The dividend will be paid on September 14, 2005 to shareholders of record on August 31, 2005.

     2005 Earnings Outlook

     For the fiscal year 2005, D&PL now expects to report sales in the range of $340 million to $360 million, based on U.S. cotton plantings remaining constant with 2004 levels. The Company is revising its earlier diluted earnings per share guidance to reflect an anticipated reduction in legal fees related to its lawsuit against Pharmacia and Monsanto, which previously were estimated to be $0.13 to $0.18 per diluted share. The Company now believes the Pharmacia/Monsanto legal expenses will be between $0.08 and $0.10 per diluted share. Accordingly, the Company now expects to report earnings per diluted share in the range of $1.02 to $1.11. The earlier guidance provided related to core business earnings remains unchanged. These earnings estimates include forecasts of fourth quarter domestic and international sales, slightly higher technology fee rebates under crop loss and replant programs than was experienced in 2004, and other assumptions regarding fourth quarter results. Crop loss and replant program rebates and other grower and channel marketing programs are finalized in the fourth quarter.

     Conference Call

     D&PL will hold a conference call this morning at 11:00 a.m. ET/10:00 a.m. CT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 7411383. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon ET/11:00 a.m. CT on Wednesday, July 6, 2005 through midnight ET/11:00 p.m. CT on Wednesday, July 13, 2005 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 7411383.

     About Delta and Pine Land Company

     Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                       May 31,             May 31,
                                                                                        2005                2004
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        203,320    $        185,649
COST OF SALES                                                                              129,747             121,094
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                73,573              64,555
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  5,781               4,465
   Selling                                                                                   3,706               3,230
   General and administrative                                                                6,143               3,767
                                                                                  -----------------   ------------------
                                                                                            15,630              11,462
                                                                                  -----------------   ------------------
OPERATING INCOME                                                                            57,943              53,093

INTEREST INCOME, NET                                                                           336                 262
OTHER EXPENSE                                                                                 (851)             (3,650)
EQUITY IN NET LOSS OF AFFILIATE                                                               (781)             (1,033)
MINORITY INTEREST IN LOSS OF SUBSIDIARIES                                                      394                  25
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  57,041              48,697
INCOME TAX EXPENSE                                                                          20,757              17,268
                                                                                  -----------------   ------------------

NET INCOME                                                                                  36,284              31,429

DIVIDENDS ON PREFERRED STOCK                                                                  (128)               (128)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $         36,156    $         31,301
                                                                                  =================   ==================

BASIC NET EARNINGS PER SHARE                                                      $           0.94    $           0.82
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                                                                  38,416              38,311
                                                                                  =================   ==================

DILUTED NET EARNINGS PER SHARE                                                    $           0.91    $           0.79
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                                                                  39,839              39,799
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.12    $           0.12
                                                                                  =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE NINE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                      May 31,              May 31,
                                                                                        2005                2004
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        340,633    $        288,129
COST OF SALES                                                                              213,343             185,601
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                               127,290             102,528
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                 15,857              13,598
   Selling                                                                                  10,258               9,181
   General and administrative                                                               15,587              13,041
                                                                                  -----------------   ------------------
                                                                                            41,702              35,820
                                                                                  -----------------   ------------------
OPERATING INCOME                                                                            85,588              66,708

INTEREST INCOME, NET                                                                         1,435                 961
OTHER EXPENSE                                                                               (3,331)             (9,973)
EQUITY IN NET LOSS OF AFFILIATE                                                             (2,167)             (2,767)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                               (1,951)             (2,380)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  79,574              52,549
INCOME TAX EXPENSE                                                                          28,447              18,655
                                                                                  -----------------   ------------------

NET INCOME                                                                                  51,127              33,894

DIVIDENDS ON PREFERRED STOCK                                                                  (384)               (363)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $         50,743    $         33,531
                                                                                  =================   ==================

BASIC NET EARNINGS PER SHARE                                                      $           1.32    $           0.88
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                                                                  38,573              38,183
                                                                                  =================   ==================

DILUTED NET EARNINGS PER SHARE                                                    $           1.28    $           0.85
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                                                                  39,928              39,685
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.36    $           0.34
                                                                                  =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                              May 31,            August 31,            May 31,
                                                                               2005                 2004                 2004
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $        111,287     $        149,587     $        148,651
Receivables, net                                                                  258,087              184,759              229,759
Inventories                                                                        29,099               30,151               26,780
Prepaid expenses                                                                    1,024                1,923                  807
Deferred income taxes                                                               5,230                9,055               10,755
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          404,727              375,475              416,752
PROPERTY, PLANT AND EQUIPMENT, NET                                                 61,255               61,988               61,205
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, NET                                                                    5,797                5,471                5,350
OTHER ASSETS                                                                        1,492                1,594                1,660
DEFERRED INCOME TAXES                                                               7,603                8,312                    -
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        485,057     $        457,023     $        489,150
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                            $         11,491     $          5,639     $              -
Accounts payable                                                                   11,820               23,784                8,885
Accrued expenses                                                                  242,960              187,890              209,432
Income taxes payable                                                               19,995                8,912               20,789
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                    286,266              226,225              239,106
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                     11,217               16,486                    -
                                                                         ------------------   -----------------    -----------------
DEFERRED INCOME TAXES                                                                   -                    -                4,183
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   5,219                4,586                4,662
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
 Series A Junior Participating Preferred, par value $0.10 per share;
          456,989 shares authorized; no shares issued or outstanding;                   -                    -                    -
 Series M Convertible Non-Voting Preferred, par value $0.l0 per share;
          1,066,667 shares authorized, issued and outstanding                         107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
           40,857,834, 40,162,820 and 40,001,984 shares issued;
           36,138,728, 38,495,354 and 38,441,718 shares outstanding                 4,086                4,016                4,000
Capital in excess of par value                                                     79,941               64,250               61,700
Retained earnings                                                                 213,891              176,808              210,129
Accumulated other comprehensive loss                                               (1,390)              (3,736)              (5,314)
Treasury stock, at cost; 4,719,106, 1,667,466 and 1,560,266 shares               (114,280)             (31,719)             (29,423)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        182,355              209,726              241,199
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        485,057     $        457,023     $        489,150
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE NINE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                             May 31,              May 31,
                                                                               2005                 2004
                                                                         -----------------    -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $         51,127     $         33,894
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                6,461                6,228
       (Gain) loss on sale of assets                                                 (309)                 220
       Equity in net loss of affiliate                                              2,167                2,767
       Foreign exchange (gain)loss                                                    (95)                 125
       Accretion of debt discount                                                     583                    -
       Minority interest in earnings of subsidiaries                                1,951                2,380
       Compensation expense of restricted stock                                        67                    -
       Change in deferred taxes                                                     4,574               (1,168)
       Changes in assets and liabilities:
              Receivables                                                         (72,774)             (62,786)
              Inventories                                                           1,595                5,612
              Prepaid expenses                                                        897                1,294
              Intangibles and other assets                                           (382)                  41
              Accounts payable                                                    (12,351)              (9,195)
              Accrued expenses                                                     54,853               33,063
              Income taxes                                                         13,494               13,652
                                                                         -----------------    -----------------
              Net cash provided by operating activities                            51,858               26,127
                                                                         -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (5,129)              (3,101)
  Sale of investments and property                                                    433                   64
  Investment in affiliate                                                          (2,230)              (1,880)
                                                                         -----------------    -----------------
              Net cash used in investing activities                                (6,926)              (4,917)
                                                                         -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                           -                 (277)
  Payments of long-term debt                                                            -               (1,607)
  Dividends paid                                                                  (14,044)             (13,375)
  Proceeds from short-term debt                                                         -                  245
  Minority interest in dividends paid by subsidiary                                (1,318)              (1,336)
  Payments to acquire treasury stock                                              (82,561)              (3,452)
  Proceeds from exercise of stock options                                          13,176                4,097
                                                                         -----------------    -----------------
              Net cash used in financing activities                               (84,747)             (15,705)
                                                                         -----------------    -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                          1,515                 (139)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                              (38,300)               5,366
CASH AND CASH EQUIVALENTS, August 31                                              149,587              143,285
                                                                         -----------------    -----------------
CASH AND CASH EQUIVALENTS, May 31                                        $        111,287     $        148,651
                                                                         =================    =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the nine months for:
      Interest, net of capitalized interest                              $              -     $             10
      Income taxes paid                                                  $          9,261     $          5,590

   Noncash financing activities:
      Tax benefit of stock option exercises                              $          2,518     $          2,799